UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2016

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 772-7589
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

First Amendment to Sublease Agreement

On February 1, 2016, Spark Therapeutics, Inc. (the “Company”) entered into a first amendment to sublease agreement (the “Sublease Amendment”) with Presbyterian Medical Center of the University of Pennsylvania Health System d/b/a Penn Presbyterian Medical Center (the “Sublessor”), as sublessor, amending the sublease agreement dated November 10, 2015, between the Company and the Sublessor (the “Sublease”). The Sublessor is party to that certain lease agreement dated August 8, 2012, as subsequently amended (the “Primary Lease”), with Wexford-UCSC 3737, LLC(the “Landlord”). The Sublease Amendment provides for an expansion of the office space to be made available to the Company under the Sublease at 3737 Market Street Market Street, 11th floor, Philadelphia, PA by approximately 553 square feet, bringing the total office space available under the Sublease to approximately14,553 square feet.  The Company intends to use the expanded office space for corporate and commercial operations. The Sublease expires on November 30, 2018.

The terms of the Sublease Amendment commence February 1, 2016.  Under the terms of the Sublease, as amended by the Sublease Amendment, from the commencement date of the Sublease Amendment until August 31, 2016, the Company’s monthly rent will be $26,729 per month. After August 31, 2016, the rent payments increase approximately 2.5% per annum.

The foregoing description of the Sublease Amendment does not purport to be complete and is qualified in its entirety by reference to the Sublease Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Lease - Wexford UCSC II, LP and Spark Therapeutics, Inc.

On February 1, 2016, the Company entered into a lease with Wexford-UCSC II, LP, as landlord, for approximately 6,581 square feet of office space at 3711 Market Street, Philadelphia, Pennsylvania.  The Company intends to use the leased premises for corporate and commercial purposes. The lease term commenced upon entry into the lease and expires five years from the “Delivery Date” which is estimated to be May 23, 2016.  The Company has the option to terminate the lease as of the date that is three years after Delivery Date upon six-month’s notice and payment of a termination fee of three month’s rent.  Under the terms of the lease the Company’s monthly rent will be, with respect to a portion of the space, $3,910 per month from the lease term commencement until the first anniversary of the Delivery Date, and with respect to the remainder of the space, $14,736 per month from the Delivery Date until the first anniversary of the Delivery Date.  After the first anniversary of the Delivery Date, the rent payments increase approximately 2.5% per annum.  The Company will provide a cash security deposit to the landlord in the amount of $111,877.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the period ending December 31, 2015.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	First Amendment to Sublease Agreement between Spark Therapeutics, Inc. and Penn Presbyterian Medical Center, dated February 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: February 5, 2016	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel

Exhibit Index

Exhibit 99.1	FIrst Amendment to Sublease Agreement between Spark Therapeutics, Inc. and Penn Presbyterian Medical Center, dated February 1, 2016.